CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

CATALENT

Corporate headquarters: 14 Schoolhouse Road

Somerset, NJ 08873 catalent.com

March 30, 2023

Via Email and Federal Express Overnight Delivery

Passage Bio, Inc.

One Commerce Square

2005 Market Street, 39th Floor Philadelphia, PA 19103

Attn: Chief Technical Officer

[*]

Re: Side Letter Agreement I

Dear Alex:

This letter agreement (this “Agreement”) is entered into between Catalent Maryland, Inc. (“Catalent”) and Passage Bio Inc. (“Passage Bio”) (each, a “Party” and together, the “Parties”). Reference is made to that certain Collaboration Agreement dated June 28, 2019, by and between Catalent (as successor-in-interest to Paragon Bioservices, Inc.) and Passage Bio (the “Collaboration Agreement”) and that certain Development Services and Clinical Supply Agreement dated April 13, 2020, by and between Catalent and Passage Bio (the “Development Agreement”; and together with the Collaboration Agreement, the “Existing Agreements”). All capitalized terms used but not defined herein shall have the meaning ascribed to them in the Collaboration Agreement or Development Agreement, as appropriate.

In consideration of the promises and mutual obligations under this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree to amend the Existing Agreements and otherwise agree as follows, effective as of the date of Passage Bio’s signature below (the “Effective Date”):

1.	There shall be no minimum annual ordering obligations, minimum purchase obligations, or other minimum purchase requirements under the Existing Agreements; the “Minimum Annual Threshold” under the Development Agreement shall be Zero Dollars ($0); and the “Minimum Annual Batches” under the Existing Agreements shall be zero (0);
2.	There shall be no further Clean Room Use Fees pursuant to the Existing Agreements (i.e., the “Clean Room Use Fee” under the Collaboration Agreement will be Zero Dollars ($0)); and

3.	Passage Bio shall make or cause to be made a payment of Six Million Dollars ($6,000,000) to Catalent (the “Payment”) in accordance with the following Payment Schedule:
a.	[*] due on June 30, 2023
b.	[*]
c.	[*]
d.	[*] due on May 1st, 2024.

Upon the Effective Date, the Parties hereby agree that all future claims of either Party associated with Passage Bio’s obligations to (i) make any minimum annual purchase(s) or order(s), (ii) pay any Minimum Annual Threshold(s), and/or (iii) pay any Clean Room Use Fee(s) pursuant to the Development Agreement and/or the Collaboration Agreements are hereby waived. The Parties hereby acknowledge and agree that all of Passage Bio’s obligations with respect to any payment of fees, charges, or invoices arising from, or otherwise related to, the Minimum Annual Threshold(s) and Clean Room Use Fee(s), any minimum annual ordering or purchase requirements associated with the Minimum Annual Threshold(s) and Clean Room Use Fee, accruing on or prior to the Effective Date have been paid in full or otherwise waived. For the avoidance of doubt, this Agreement does not waive Catalent’s right to payment of any other fees, charges, or invoices issued or accrued prior to or after the Effective Date.

Any dispute arising out of this letter will be subject to the governing-law and dispute-resolution provisions of the Development Agreement to the same extent as if such dispute arose thereunder.

This Agreement may be executed in counterparts, each of which will be deemed an original and in aggregate shall constitute the same instrument. No amendment of this Agreement’s terms shall be effective unless in writing and signed by the waiving party.

Each Party represents and warrants that this Agreement constitutes a legal, valid and binding agreement, enforceable against such Party in accordance with its terms and that such Party has the power and authority to take all actions to be taken by such Party hereunder.

We look forward to our continued collaboration.

Sincerely,

/s/ Manja Boerman

Manja Boerman President, BioModaltities Catalent Maryland, Inc.

cc:Passage Bio, Inc., CEO ([*]); General Counsel ([*])

By the signature below of its authorized representative, Passage Bio, Inc. acknowledges and agrees to the terms of the within letter.

PASSAGE BIO, INC.

By: /s/ Will Chou

Name:Will Chou, M.D.

Title:Chief Executive Officer

Date:March 31, 2023